UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

Care Investment Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 29, 2008

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of Care Investment Trust Inc. This year’s meeting will be held on Tuesday, June 3, 2008, at 10:00 a.m., local time, at the CIT Global Headquarters, 505 Fifth Avenue, 7th Floor, Room C/D, New York, New York 10017.

The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our directors and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely,
F. Scott Kellman President and Chief Executive Officer

CARE INVESTMENT TRUST INC.
505 Fifth Avenue
6th Floor
New York, NY 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 3, 2008

The 2008 annual meeting of stockholders of Care Investment Trust Inc. will be held on Tuesday, June 3, 2008, at 10:00 a.m., local time, at the CIT Global Headquarters, 505 Fifth Avenue, 7th Floor, Room C/D, New York, NY 10017. At the annual meeting, stockholders will vote upon the following proposals:

1.	To elect seven (7) directors to serve until the 2009 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2008; and

3.	To consider and act upon such other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on April 28, 2008, as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten (10) calendar days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m., local time, at our corporate offices located at 505 Fifth Avenue, 6th Floor, New York, New York 10017. You may arrange to review this list by contacting our Secretary and Chief Compliance Officer, Torey Riso.

You are requested to complete and sign the enclosed form of proxy, which is being solicited by our Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. In addition, stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of our Board of Directors,
Torey Riso Secretary and Chief Compliance Officer

New York, New York
April 29, 2008

Table of Contents

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
What is the purpose of the meeting?	1
How does the Board recommend I vote on these proposals?	1
Who is entitled to vote at the meeting?	1
How many shares can vote?	1
What constitutes a quorum?	2
How are ‘‘broker non-votes’’ and abstentions treated for quorum purposes?	2
What vote is needed to approve each proposal?	2
How are ‘‘broker non-votes’’ and abstentions treated for purposes of the proposals?	2
Can I change my vote after I submit my proxy card?	2
How do I vote?	3
How is my vote counted?	3
What other information should I review before voting?	3
Who is soliciting my proxy?	3
PROPOSAL 1: ELECTION OF DIRECTORS	4
Recommendation	4
Information Regarding the Nominees for Election	4
Executive Officers	6
The Board of Directors and its Committees	7
Audit Committee	7
Nominating, Corporate Governance and Investment Oversight Committee	8
Compensation Committee	8
Director Compensation	8
CORPORATE GOVERNANCE MATTERS	10
Corporate Governance Guidelines	10
Director Resignation Policy	10
Director Independence	11
Code of Business Conduct and Code of Ethical Conduct	11
Communications with our Board of Directors	12
Whistleblowing and Whistleblower Protection Policy	12
Director Attendance at Annual Meetings	12
Identification of Director Candidates	12
Executive Sessions of Independent Directors	13
Compensation Committee Interlocks and Insider Participation	13
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	14
Fee Disclosure	14
Pre-Approval Policies and Procedures of our Audit Committee	14
Recommendation	14
AUDIT COMMITTEE REPORT	15
EXECUTIVE COMPENSATION	16
Compensation Discussion and Analysis	16
Overview	16

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Equity Compensation	16
Restricted Stock Granted at IPO	16
COMPENSATION COMMITTEE REPORT	17
Summary Compensation Table	17
Grants of Plan-Based Awards	18
Outstanding Equity Awards at Fiscal Year End	18
Option Exercises and Stock Vested	18
Pension Benefits	18
Nonqualified Deferred Compensation	18
Potential Payments Upon Termination or Change in Control	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
Section 16(a) Beneficial Ownership Reporting Compliance	21
Equity Compensation Plan Information	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
Policies and Procedures With Respect to Related Party Transactions	23
Management Agreement	23
Care’s Interests in CIT Healthcare Investments	23
Purchases of Common Stock	23
Registration Rights Agreement	24
OTHER MATTERS	25
Solicitation of Proxies	25
Shareholder Proposals	25
Householding of Proxy Materials	25
Other Matters	26
Appendix A — Definition of Independent Director	A-1

ii

CARE INVESTMENT TRUST INC.
505 Fifth Avenue
6th Floor
New York, NY 10017

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 3, 2008

This proxy statement is furnished by Care Investment Trust Inc. to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at the 2008 annual meeting (the ‘‘Annual Meeting’’) of stockholders to be held on Tuesday, June 3, 2008, at 10:00 a.m., local time, at the CIT Global Headquarters, 505 Fifth Avenue, 7th Floor, Room C/D, New York, NY 10017, and at any and all postponements or adjournments of our Annual Meeting. References in this proxy statement, unless the context requires otherwise, to ‘‘Care,’’ the ‘‘Company,’’ ‘‘we,’’ ‘‘our,’’ ‘‘ours,’’ and ‘‘us’’ refer to Care Investment Trust Inc. and our consolidated subsidiaries. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Board of Directors is first being sent to our stockholders is May 2, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At the Annual Meeting, stockholders will be asked to vote on:

•	the election of seven (7) directors to serve until the 2009 annual meeting of stockholders or until their successors are duly elected and qualified;

•	the ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2008; and

•	any other matters that may properly be brought before the Annual Meeting or at any adjournments or postponements thereof.

How does the Board recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	FOR the election of the following seven (7) nominees to the Board of Directors: Flint D. Besecker, Gerald E. Bisbee, Jr., Ph.D., Kirk E. Gorman, Alexandra Lebenthal, Walter J. Owens, Karen P. Robards and J. Rainer Twiford; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2008.

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common stock at the close of business on April 28, 2008, which is referred to in this proxy statement as the ‘‘record date,’’ you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date.

How many shares can vote?

As of the close of business on the record date, 21,046,323 shares of common stock of Care were issued and outstanding and entitled to vote. There is no other class of voting securities outstanding. You are entitled to one (1) vote for each share of common stock you held as of the close of business on the record date.

What constitutes a quorum?

A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast shall constitute a quorum for the transaction of business at the meeting.

How are ‘‘broker non-votes’’ and abstentions treated for quorum purposes?

The inspector of election will treat shares referred to as ‘‘broker non-votes’’ (that is, shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. We will also treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. We believe that both the election of directors and the ratification of independent auditors are considered ‘‘discretionary’’ voting items under the rules of the New York Stock Exchange, and, as a result, your broker or nominee should be permitted to vote your shares in the absence of specific voting instructions from you.

What vote is needed to approve each proposal?

Election of Directors

The affirmative vote of the holders of record of a plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of the directors. Our Corporate Governance Guidelines contain a policy that requires any director who receives more ‘‘withheld’’ votes than votes ‘‘for’’ his or her election to tender his or her resignation to our Chairman of the Board of Directors. Our Nominating, Corporate Governance and Investment Oversight Committee (‘‘NCGIO Committee’’) will then consider the tendered resignation and determine whether to accept or reject such tendered resignation. See ‘‘Corporate Governance Matters — Director Resignation Policy’’ below.

Ratification of Independent Auditors

The affirmative vote of the holders of record of a majority of all of the votes cast at the meeting at which a quorum is present is required for the ratification of the selection of our independent auditors and the ratification of any other matters properly presented at the meeting for stockholder approval.

How are ‘‘broker non-votes’’ and abstentions treated for purposes of the proposals?

Abstentions do not constitute a vote ‘‘for’’ or ‘‘against’’ either matter being voted on at the Annual Meeting and will not be counted as ‘‘votes cast.’’ Therefore, abstentions will have no effect on any of the proposals. ‘‘Broker non-votes’’ will be treated in the same manner as abstentions for purposes of the Annual Meeting. We believe that both the election of directors and the ratification of independent auditors are considered ‘‘discretionary’’ voting items under the rules of the New York Stock Exchange, and, as a result, your broker or nominee should be permitted to vote your shares in the absence of specific voting instructions from you.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	signing and forwarding to us a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.

If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy.

How do I vote?

We request that you complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope. You may also attend the meeting in person and vote in person. If your shares of common stock are held by a broker, bank or other nominee (i.e., in ‘‘street name’’), you will receive instructions from your nominee, which you must follow in order to have your shares of common stock voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of common stock of record.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the meeting, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made in the proxy, the common stock will be voted for the election of the director nominees named in this proxy statement and for the ratification of our Audit Committee’s expected appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2008. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the meeting.

What other information should I review before voting?

For your review, our 2007 Annual Report, which includes our Annual Report on Form 10-K, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2007 Annual Report on Form 10-K on our website at http://www.carereit.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities Exchange Commission (‘‘SEC’’). You may also obtain a copy of our Annual Report free of charge, by directing your request in writing to Care Investment Trust Inc., 505 Fifth Avenue, 9th Floor, New York, New York 10017, Attention: Torey Riso, Secretary and Chief Compliance Officer.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. We have retained Bank of New York-Mellon at an aggregate estimated cost of $4,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven (7) members. Six (6) directors are incumbent directors and, as discussed below, one (1) director, Walter J. Owens, was appointed by our Board of Directors on April 15, 2008. Our Board of Directors is nominating for re-election (and in the case of Mr. Owens, election) all seven (7) members of the Board of Directors. Each director elected at the Annual Meeting will be elected to serve a term of one (1) year. All nominees for director have consented to be named and have agreed to serve as directors if elected. We have no reason to believe that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept election or are unable to serve for any reason, the persons named as proxies or their substitutes will have authority, according to their judgment, to vote or refrain from voting for such substitute as may be designated by the Board.

Our bylaws provide that a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one (1), which is the minimum number required by the Maryland General Corporation Law, nor more than 15.

On April 15, 2008, our Board increased the number of directors on the Board from six (6) to seven (7) and, upon the recommendation of our NCGIO Committee, appointed Walter J. Owens to fill the resulting vacancy. Mr. Owens’ candidacy was recommended to our NCGIO Committee by our manager, CIT Healthcare LLC (the ‘‘Manager’’), which is also, directly and through an affiliate, our largest stockholder.

Recommendation

The Board of Directors unanimously recommends a vote ‘‘FOR’’ each nominee.

Information Regarding the Nominees for Election

The following table and biographical descriptions set forth certain information, as of April 15, 2008, with respect to each nominee for election as director at the Annual Meeting, all of whom currently serve as directors.

Name	Age	Director Since
Nominee Directors
Kirk E. Gorman (Chairman)	57	2007
Flint D. Besecker	42	2007
Gerald E. Bisbee, Jr., Ph.D.	65	2007
Alexandra Lebenthal	44	2007
Walter J. Owens	47	2008
Karen P. Robards	58	2007
J. Rainer Twiford	55	2007

Kirk E. Gorman has been the Chairman of our Board of Directors since the consummation of our initial public offering in 2007. Since September 2003, Mr. Gorman has been senior vice president, chief financial officer of Jefferson Health System, Inc. Prior to joining Jefferson Health System, Mr. Gorman was chief financial officer of Universal Health Services, Inc. from 1987 until March 2003. Universal Health Services is a large healthcare management company, operating acute care hospitals, behavioral health facilities and ambulatory centers throughout the United States. Mr. Gorman was also president of Universal Health Realty Income Trust, a REIT specializing in healthcare and human service related facilities, from 1987 until March 2003. Mr. Gorman is currently a director of VIASYS Healthcare Inc. and IASIS Healthcare Corporation. Mr. Gorman received an AB from Dartmouth College and an MBA from the Tuck School of Business.

Flint D. Besecker has been vice chairman and a member of our Board of Directors since the consummation of our initial public offering in 2007. In December 2004, Mr. Besecker joined

CIT Group Inc. (‘‘CIT Group’’ or ‘‘CIT’’) and founded our Manager. He has served as president of our Manager since that time. Mr. Besecker has announced his intention to resign as president of our Manager effective May 1, 2008. In his capacity as president of our Manager, he has been responsible for its overall strategy, growth and profitability. Prior to joining CIT Group in December 2004, Mr. Besecker held a variety of executive positions at GE Healthcare Financial Services (NYSE: GE) from October 1999 until November 2004. Mr. Besecker served as a managing director and group head of GE Healthcare Financial Services from October 2002 until November 2004 and, prior to that, as director – strategic marketing from October 2001 until October 2002. In addition, Mr. Besecker served as executive vice president and chief risk officer of Heller Healthcare Finance (NYSE: HF) and was the president and co-founder of Healthcare Analysis Corporation. He has also served as an officer of Healthcare Financial Partners (NYSE: HCFP). Mr. Besecker received a BS in accounting from Canisius College and is a certified public accountant.

Gerald E. Bisbee, Jr., Ph.D. has been a member of our Board of Directors since the consummation of our initial public offering in 2007. Since 1998, Mr. Bisbee has been chairman, president and chief executive officer of ReGen Biologics, Inc, an orthopedic medical device developer, manufacturer and distributor. Prior to joining ReGen, Mr. Bisbee was chairman and chief executive officer of APACHE Medical Systems, Inc., which he joined in 1989. Mr. Bisbee is currently a director of Cerner Corporation (NASDAQ: CERN). Mr. Bisbee received a BA in business from North Central College, an MBA from the Wharton School of the University of Pennsylvania and a Ph.D. and M. Phil. from Yale University.

Alexandra Lebenthal has been a member of our Board of Directors since the consummation of our initial public offering in 2007. Since October 2006, Ms. Lebenthal has been president and chief executive officer of Lebenthal & Co. LLC, formerly known as Alexandra & James, Co., a wealth management company, which she co-founded. Prior to forming Lebenthal & Co. LLC, Ms. Lebenthal was chief executive officer, executive vice president of the Lebenthal Division of Advest Inc. from January 2002 until December 2005. Ms. Lebenthal is currently a director of Broadridge Financial Solutions and The Securities Industry Financial Markets Organization (SIFMA). Ms. Lebenthal received an AB in history from Princeton University. We are using Broadridge Financial Solutions to assist us in the dissemination of our proxy materials to our stockholders in connection with the Annual Meeting.

Walter J. Owens has been a member of our Board of Directors since April 15, 2008. Since March 2007, Mr. Owens has been president of CIT Corporate Finance. In his capacity as president, Mr. Owens is responsible for working with CIT’s Corporate Finance business unit leaders in assessing their go-to-market models, developing integrated distribution platforms that serve a broad range of product offerings and customer segments, and improving operational efficiencies. Previously, Mr. Owens was executive vice president and chief sales and marketing officer of CIT. Prior to joining CIT, Mr. Owens served as chief marketing officer for GE Commercial Finance (NYSE: GE). Prior to joining GE, Mr. Owens served in a number of positions with Citibank (NYSE: C) and Deloitte & Touche LLP. Mr. Owens received a BS from Villanova University and an MBA from New York University’s Stern School of Business and is a certified public accountant.

Karen P. Robards has been a member of our Board of Directors since the consummation of our initial public offering in 2007. Since 1987, Ms. Robards has been a partner of Robards & Company, LLC, a financial advisory, consulting and private investment firm. From 1976 to 1987, Ms. Robards was an investment banker at Morgan Stanley & Co., where she headed its healthcare investment banking activities. Ms. Robards serves as the vice chair of the board of the closed-end mutual funds managed by Blackrock, Inc. and is a director of AtriCure Inc. (NASDAQ: ATRC). Ms. Robards is a co-founder and director of the Cooke Center for Learning and Development. Ms. Robards received an AB in economics from Smith College and an MBA from Harvard Business School.

J. Rainer Twiford has been a member of our Board of Directors since the consummation of our initial public offering in 2007. Since 1999, Mr. Twiford has been president of Capital Strategies Advisors, Inc., an investment advisory company. Prior to joining Capital Strategies Advisors, Mr. Twiford was partner of Trammell Crow Company from 1987 until 1991. Mr. Twiford is currently a director of Russel County Hospital and IPI, Inc., and previously served on the board of a children’s behavioral health company. Mr. Twiford received a BA and a Ph.D. from the University of Mississippi, an MA from the University of Akron and a JD from the University of Virginia.

Executive Officers

The following sets forth biographical information regarding our executive officers as of April 25, 2008.

F. Scott Kellman, age 51, has been our chief executive officer since May 2007 and our president since March 2007. Mr. Kellman has been a managing director and head of real estate at our Manager since January 2007. Mr. Kellman is a veteran of the healthcare industry and has 22 years of experience deploying capital in healthcare real estate. Prior to joining our Manager, Mr. Kellman was senior vice president business development, at Healthcare Property Investors, Inc. (NYSE: HCP) from June 2005 until January 2007, where he was responsible for directing business development and sourcing investment opportunities. In addition, Mr. Kellman served as senior vice president, treasurer of Tenet Healthcare Corporation (NYSE: THC) from March 2003 until May 2005 where he managed the financial aspects of Tenet’s real estate as well as overseeing the company’s corporate finance and cash management functions. Prior to that, Mr. Kellman was an executive officer of Omega Healthcare Investors, Inc. (NYSE: OHI) from August 1993 until February 2002, where he acquired and provided debt financing for healthcare real estate properties. Mr. Kellman served as chief operating officer the last three years he was at Omega. In addition, Mr. Kellman founded and operated Medical REIT, a healthcare REIT, which was merged into Omega Healthcare in August 1993. Mr. Kellman received an AB in political science with high distinction as well as a JD from the University of Michigan.

Michael P. McDugall, age 47, has been our chief investment officer since May 2007. Mr. McDugall has been a managing director and head of risk management for real estate investment at our Manager since March 2007 and at CIT Commercial Real Estate since December 2007. In this capacity, he has overall credit responsibility for the real estate investment portfolio of our Manager. Prior to joining our Manager, Mr. McDugall held a variety of management roles at GE Commercial Finance Real Estate (NYSE: GE) from December 1987 to March 2007. From April 2002 until March 2007 Mr. McDugall served within GE’s North American equity investment division as a territory risk manager and credit officer within the business development and direct investments groups from April 2005 until March 2007 and before that within the strategic joint venture group from April 2002 until April 2005, where his responsibilities included overseeing transaction structuring, underwriting due diligence, credit approvals and closing due diligence. Prior to joining GE, Mr. McDugall was a manager with the accounting firm of PricewaterhouseCoopers (successor firm to Coopers and Lybrand) from January 1984 until December 1987 where he practiced as a certified public accountant. Mr. McDugall received a BS in business administration from LaSalle University.

Robert O’Neill, age 54, has been our chief financial officer and treasurer since May 2007. Mr. O’Neill also served as our secretary and chief compliance officer from May 2007 until February 2008. Mr. O’Neill has been with CIT Group since June 2003 as senior vice president, finance and accounting, responsible for Sarbanes-Oxley implementation and compliance, as well as for monitoring internal controls globally. Prior to joining CIT Group, he provided consulting services to CIT Group on SEC reporting matters and internal controls. Mr. O’Neill held a variety of financial executive positions at J.P. Morgan Chase (NYSE: JPM) and its predecessor banks, most recently as chief financial officer of its Latin America region from April 1997 until July 2002. Mr. O’Neill received a BA in psychology from Fairfield University and an MBA in accounting from Rutgers University. He is a certified public accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Salvatore (Torey) V. Riso Jr., age 46, has been our secretary and chief compliance officer since February 2008. Our Board of Directors determined that he should be considered an ‘‘executive officer’’ in April 2008. Mr. Riso has been employed by CIT Group since September 2005, serving as senior vice president and chief counsel of CIT Corporate Finance since March 2007. Prior to his current position at CIT Group, Mr. Riso served as chief counsel for our Manager, and other business units of CIT Group. Between 1997 and 2005, Mr. Riso was an associate, and later, of counsel, in private practice in the New York office of Orrick Herrington & Sutcliffe LLP, where he worked in Orrick’s energy and project finance practice. Mr. Riso received a BA in economics and history cum laude from UCLA, as well as a JD from the Loyola Law School of Los Angeles. He is licensed to practice law in New York and California.

The Board of Directors and its Committees

Our Board of Directors presently consists of seven (7) members. Six (6) of these members are incumbent directors (our ‘‘Incumbent Directors’’) and one (1) member, Mr. Owens, was recently appointed to fill a vacancy on our Board created by the increase in the size of the Board. The Board has affirmatively determined that Messrs. Bisbee, Gorman and Twiford as well as Ms. Lebenthal and Ms. Robards, representing a majority of its members, are independent, as such term is defined by the rules of the New York Stock Exchange (‘‘NYSE’’). The Board has also determined that Messrs. Bisbee, Gorman and Twiford as well as Ms. Lebenthal and Ms. Robards, are independent under the Company’s own definition of independence which is set forth below under ‘‘Corporate Governance Matters — Director Independence.’’

The Board of Directors currently has three (3) standing committees: the Audit Committee, the Compensation Committee and the NCGIO Committee.

Our Board of Directors held four (4) meetings during fiscal year 2007. Each of our Incumbent Directors attended at least 75% of the combined total number of meetings of our Board of Directors and Committees of the Board on which he or she served during 2007.

Audit Committee

Our Board of Directors has established an audit committee that meets the definition provided by Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is comprised of three (3) of our independent directors: Mr. Bisbee, Ms. Lebenthal and Ms. Robards. In addition to satisfying the NYSE’s definition of independence and the Company’s own definition of independence, our Audit Committee members satisfy the definition of independence imposed by Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Mr. Bisbee chairs the committee and has been determined by our Board of Directors to be an ‘‘audit committee financial expert’’ as that term is defined in the Securities Exchange Act of 1934, as amended.

The Audit Committee assists the Board of Directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and any internal auditors.

The committee is also responsible for engaging the independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors and considering the range of audit and non-audit fees.

Our Audit Committee held two (2) meetings during fiscal year 2007.

Nominating, Corporate Governance and Investment Oversight Committee

The NCGIO Committee is comprised of three (3) of our independent directors: Messrs. Gorman and Twiford and Ms. Robards. Mr. Gorman chairs the committee. The NCGIO Committee is responsible for:

•	identifying, recruiting and recommending to the full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving general operations of the Board of Directors and our corporate governance;

•	recommending to the Board of Directors nominees for each committee of the Board of Directors;

•	annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the Board of Directors; and

•	reviewing and, if appropriate, approving certain investment opportunities.

Our NCGIO Committee held one (1) meeting during fiscal year 2007.

Compensation Committee

The Compensation Committee, is comprised of three (3) of our independent directors: Messrs. Bisbee and Twiford and Ms. Lebenthal. Mr. Twiford chairs the committee. The principal functions of the Compensation Committee are to:

•	evaluate the performance of and compensation paid by us, if any, to our chief executive officer;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under our management agreement;

•	administer our incentive plans; and

•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

Our Compensation Committee held one (1) meeting during fiscal year 2007.

Director Compensation

The following table sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our Board of Directors during the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Kirk E. Gorman	$30,000	$30,665		$60,665
Flint D. Besecker	$0	$56,790	(2)	$56,790
Gerald E. Bisbee, Jr., Ph.D.	$28,750	$30,665		$59,415
Alexandra Lebenthal	$25,000	$30,665		$55,665
Karen P. Robards	$25,000	$30,665		$55,665
J. Rainer Twiford	$27,500	$30,665		$58,165

(1)	Amounts recognized by the Company for financial statement reporting purposes in the fiscal year ended December 31, 2007 in accordance with FAS 123R. See Footnote 10 to our Consolidated Financial Statements in our Annual Report on Form 10-K. In accordance with SEC rules, estimates of forfeitures related to service-based conditions have been disregarded. Includes both restricted stock granted to the directors at the time of our initial public offering on June 27, 2007 as well as unrestricted stock paid as part of the director’s annual retainer. The restricted stock granted to our independent directors (Gorman, Bisbee, Lebenthal, Robards and Twiford) will vest ratably over the three (3) years from the date of our initial public offering. The grant date fair value of each restricted stock award (3,000 shares) granted to each of our independent directors on the date of our initial public offering, based upon the $13.76 closing sales price on the New York Stock Exchange on such date, was $41,280.
(2)	Mr. Besecker received a grant of 30,000 shares of restricted stock at the time of our initial public offering, all of which would have vested on the third anniversary of our initial public offering (June 27, 2010). See below for a discussion of the impact of Mr. Besecker’s resignation from our Manager on his restricted stock grant. The grant date fair value of the 30,000 share restricted stock award, based upon the $13.76 closing sales price on the New York Stock Exchange on such date, was $412,800.

Each independent director receives an annual retainer of $100,000. The annual retainer payable to our independent directors is payable quarterly in arrears, half in cash and half in unrestricted stock. During the fiscal year ended December 31, 2007, each independent director received a quarterly retainer in the amount of $25,000 for each of the third and fourth quarters of 2007. Any portion of the annual retainer that an independent director receives in stock is granted pursuant to our 2007 Equity Plan.

The Chairman of our Board of Directors is entitled to receive an additional annual retainer of $10,000. The chairmen of our Audit Committee and our NCGIO Committee are each entitled to receive an additional annual retainer of $7,500. The chairman of our Compensation Committee is entitled to receive an additional annual retainer of $5,000. These additional retainer amounts paid to our Board and committee chairmen are payable in cash. During the fiscal year ended December 31, 2007, our Chairman of the Board received quarterly cash retainers of $2,500 for each of the third and fourth quarters of 2007. In addition, the Chairmen of our Audit and Compensation Committees received quarterly cash retainers in the amount of $1,875 and $1,250 for each of the third and fourth quarters of 2007, respectively. The Chairman of our NCGIO Committee agreed to waive his retainer for the third and fourth quarters of 2007. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on our Board of Directors.

Flint D. Besecker did not receive any cash compensation from the Company in connection with his service on our Board of Directors. He did receive a grant of 30,000 shares of restricted stock at the time of our initial public offering in June 2007, none of which are currently vested. Mr. Besecker has recently announced that he will be resigning from his position as president of our Manager, effective as of May 1, 2008. Under the terms of the restricted stock award that he was granted at the time of our initial public offering, Mr. Besecker’s resignation from our Manager will result in his grant of 30,000 shares of restricted stock being forfeited back to the Company. Mr. Besecker will be continuing on our Board of Directors, and our Board of Directors approved a new grant of 17,000 shares of restricted stock to Mr. Besecker on April 15, 2008. These 17,000 shares of restricted stock will vest on June 27, 2010, the same date that Mr. Besecker’s original restricted stock grant would have vested had it not been forfeited. In addition, if elected at the Annual Meeting, Mr. Besecker is expected to receive a grant of 3,000 shares of restricted stock that will vest ratably over a three-year period from the date of grant. Mr. Besecker will also begin to receive compensation equal to the compensation that we currently pay to our independent directors (an annual retainer of $100,000 payable quarterly in arrears, half in cash and half in unrestricted stock).

Mr. Owens was appointed to our Board of Directors on April 15, 2008 and did not receive any Board compensation from us during the fiscal year ended December 31, 2007. Mr. Owens is not expected to receive any compensation from us for his service on our Board of Directors.

CORPORATE GOVERNANCE MATTERS

This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the NYSE’s corporate governance rules. We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the corporate governance section of our corporate website at http://www.carereit.com to view or to obtain copies of the respective charters of our Board Committees, our Code of Business Conduct, Code of Ethical Conduct, Corporate Governance Guidelines and our Definition of an Independent Director. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of the respective charters of our Board Committees, Code of Business Conduct, Code of Ethical Conduct, Corporate Governance Guidelines and our Definition of an Independent Director by directing your request in writing to Care Investment Trust Inc., 505 Fifth Avenue, 9th Floor, New York, New York 10017, Attention: Torey Riso, Secretary and Chief Compliance Officer. Additional information relating to the corporate governance of the Company is included above in the section entitled ‘‘Proposal 1: Election of Directors.’’

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director relationship and access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our NCGIO Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Director Resignation Policy

In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes ‘‘withheld’’ from his or her election than votes ‘‘for’’ his or her election is required by our bylaws to promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.

The NCGIO Committee will promptly consider the resignation submitted by a director receiving a greater number of votes ‘‘withheld’’ from his or her election than votes ‘‘for’’ his or her election, and the NCGIO Committee will recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the NCGIO Committee will consider all factors deemed relevant by the members of the NCGIO Committee including, without limitation, the stated reasons why stockholders ‘‘withheld’’ votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to Care, and Care’s Corporate Governance Guidelines.

The Board will act on the NCGIO Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting where the election occurred. In considering the NCGIO Committee’s recommendation, the Board will consider the factors considered by the NCGIO Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the NCGIO Committee’s recommendation, we will promptly publicly disclose the Board’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the SEC.

To the extent that one (1) or more directors’ resignations are accepted by the Board, the NCGIO Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to this provision will not participate in the NCGIO Committee’s recommendation or the Board’s consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the NCGIO Committee received a greater number of votes ‘‘withheld’’ from their election than votes ‘‘for’’ their election at the same election, then the independent directors who are on the Board who did not receive a greater number of votes ‘‘withheld’’ from their election than votes ‘‘for’’ their election (or who were not standing for election) will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them. This Board committee may, but need not, consist of all of the independent directors who did not receive a greater number of votes ‘‘withheld’’ from their election than votes ‘‘for’’ their election or who were not standing for election.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of the Board be composed of directors who meet the independence criteria established by the NYSE. For a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with Care (either directly or as a partner, stockholder, or officer of an organization that has a relationship with Care). In assessing the materiality of a director’s relationship with Care, the Board broadly considers all relevant facts and circumstances, not only from the standpoint of the director, but also that of persons or organizations with which the director has an affiliation. The Board considers the following criteria, among others, in determining whether a director qualifies as independent:

•	The director cannot have been an employee, or have an immediate family member who was an executive officer, of Care during the preceding three (3) years;

•	The director cannot receive, or have an immediate family member who has received at any time during the previous three (3) years, more than $100,000 during any twelve-month period in direct compensation from Care, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

•	The director cannot be affiliated with or employed by, or have an immediate family member who was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Care or any of its consolidated subsidiaries during the preceding three (3) years;

•	The director cannot be employed, or have an immediate family member who was employed, as an executive officer of another company where any of Care’s present executives has served on such company’s compensation committee during the preceding three (3) years; and

•	The director cannot be an executive officer or an employee, or have an immediate family member who was an executive officer, of a company that made payments to or received payments from Care for property or services in an amount per year in excess of the greater of $1 million or 2% of such company’s consolidated gross revenues during the preceding three (3) years.

Our Definition of Independent Director is included as Appendix A to this proxy statement. Our Board of Directors has affirmatively determined, based upon its review of all relevant facts and circumstances, that each of the following director nominees has no direct or indirect material relationship with us and is independent under NYSE standards and our Definition of an Independent Director: Messrs. Gerald E. Bisbee, Jr., Ph.D., Kirk E. Gorman and J. Rainer Twiford and Ms. Alexandra Lebenthal and Ms. Karen P. Robards.

Code of Business Conduct and Code of Ethical Conduct

Our Board of Directors has adopted a Code of Business Conduct and a Code of Ethical Conduct as required by the listing standards of the NYSE that applies to our directors, executive officers and employees of our Manager. The Code of Business Conduct and Code of Ethical Conduct were designed to assist our directors, executive officers and employees of our Manager in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Code of Ethical Conduct are compliance with applicable laws, conflicts of interest, use and protection of our Company’s assets, confidentiality, communications with the public, accounting matters, records retention and discrimination and harassment.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors. Any such communications may be sent to our Board by U.S. mail or overnight delivery and should be directed to the Board of Directors, a Committee, the independent directors as a group, or an individual director, c/o Torey Riso, Secretary and Chief Compliance Officer, at Care Investment Trust Inc., 505 Fifth Avenue, 9th Floor, New York, New York 10017, who will forward such communications on to the intended recipient. Any such communications may be made anonymously. In addition, stockholder communications can be directed to the Board by calling the Care hotline listed on our website.

Whistleblowing and Whistleblower Protection Policy

Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by our Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our Company, you may do so in writing to the Chairman of our Audit Committee, c/o Torey Riso, Secretary and Chief Compliance Officer, Care Investment Trust Inc., 505 Fifth Avenue, 9th Floor, New York, New York 10017. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

We expect each member of our Board of Directors to attend each annual meeting of stockholders.

Identification of Director Candidates

Our NCGIO Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on the Board of Directors and for recommending to the Board the director nominees to be considered for election at our annual meetings of stockholders.

In making recommendations to our Board, our NCGIO Committee considers such factors as it deems appropriate. The Board seeks diversity in its members with respect to background, skills and expertise, industry knowledge and experience. The NCGIO Committee uses the following general criteria for identifying director candidates:

1.	Directors should possess senior level management and decision-making experience;

2.	Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;

3.	In selecting director nominees, the Board should seek candidates with the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to Care and its shareholders;

4.	Directors should be highly accomplished in their respective field, with leadership experience in corporations or other complex organizations, including government, educational and military institutions;

5.	In addition to satisfying the independence criteria described in the Guidelines, non-management directors should be able to represent all shareholders of Care;

6.	Directors who are expected to serve on a Committee of the Board shall satisfy the New York Stock Exchange and legal criteria for members of the applicable Committee;

7.	Directors should have the ability to exercise sound business judgment to provide advice and guidance to the Chief Executive Officer with candor; and

8.	The Board’s assessment of a director candidate’s qualifications includes consideration of diversity, age, skills and experience in the context of the needs of the Board.

The foregoing general criteria apply equally to the evaluation of all potential, non-management director nominees, including those individuals recommended by stockholders

Our NCGIO Committee may solicit and consider suggestions of our directors, our Manager or our management regarding possible nominees. As discussed above in ‘‘Proposal 1: Election of Directors,’’ Mr. Owens’ candidacy was recommended to our NCGIO Committee by our Manager. Our NCGIO Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.

Our NCGIO Committee may consider director candidates recommended by our stockholders. Our NCGIO Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board. Any recommendations by stockholders should follow the procedures outlined under ‘‘Other Matters — Stockholder Proposals’’ in this proxy statement and should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee. In addition, any stockholder recommending a director candidate should submit information demonstrating the number of shares of common stock that he or she owns.

Executive Sessions of Independent Directors

In accordance with our Corporate Governance Guidelines, the independent directors serving on our Board of Directors generally meet in executive session at the end of each regularly scheduled Board meeting without the presence of any directors or other persons who are part of our management. The executive sessions regularly are chaired by Kirk E. Gorman, our Chairman of the Board. Interested parties may communicate directly with the presiding director or non-management directors as a group through the process set forth above under ‘‘Communications with our Board of Directors.’’

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and none of our executive officers participate on our Compensation Committee.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee is expected to appoint the accounting firm of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2008, subject to ratification of this appointment by our common stockholders. Deloitte & Touche LLP has served as our independent auditors since our formation and is considered by our management to be well-qualified. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

Fees for audit services totaled approximately $815,000 in 2007, of which $648,400 represent audit fees associated with our annual audit, reviews of our quarterly reports on Form 10-Q, review of documents filed with the SEC, and a consent. In addition, audit fees include $166,600 related to our initial public offering.

There were no audit-related fees, tax fees or other fees paid to Deloitte & Touche LLP in 2007.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee has sole authority (with the input of management) to approve in advance all engagements of our independent auditors for audit or non-audit services. All audit services provided by Deloitte & Touche LLP in 2007 were pre-approved by our Audit Committee.

Recommendation

Our Board of Directors unanimously recommends a vote ‘‘FOR’’ the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2008.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with our Audit Committee Charter, which was approved in 2007. Management has the primary responsibility for the preparation and presentation and integrity of our financial statements and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with our independent auditors, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. Our independent auditors also provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect. In addition, the Audit Committee has discussed with our independent auditors the auditors’ independence from both management and our Company.

Our Audit Committee discussed with our independent auditors the overall scope and plans for their audit. Our Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Submitted by our Audit Committee
Gerald E. Bisbee, Jr., Ph.D. (Chairman) Alexandra Lebenthal Karen P. Robards

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We have no employees. We are managed by CIT Healthcare LLC, our Manager, pursuant to a management agreement between our Manager and us. All of our named executive officers (Messrs. Kellman, McDugall and O’Neill) are employees of our Manager or one of its affiliates. We have not paid, and we do not intend to pay, any cash compensation to our executive officers and we do not currently intend to adopt any policies with respect thereto. We do not have agreements with any of our executive officers or any employees of our Manager with respect to their cash compensation. Our Manager will determine the levels of base salary and cash incentive compensation that may be earned by our executive officers, as our Manager may determine is appropriate. Our Manager will also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs.

Cash compensation paid to our executive officers is paid by our Manager or its affiliates from the fees paid by us to our Manager under the management agreement. We do not control how such fees are allocated by our Manager to its employees. In addition, we understand that, because the services performed by our Manager’s employees, including our executive officers, are not performed exclusively for us, our Manager is not able to segregate that portion of the cash compensation paid to our executive officers by our Manager or its affiliates that relates to their services to us.

Equity Compensation

Our Compensation Committee may, from time to time, grant equity awards designed to align the interests of our executive officers with those of our stockholders, by allowing our executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to time-based vesting requirements designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager. We have adopted the Care Investment Trust Inc. 2007 Equity Plan, which provides for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our directors and officers and to our advisors and consultants who are providing services to the Company (which may include employees of our Manager and its affiliates) as of the date of the grant of the award. Shares of common stock issued to our independent directors in respect of their annual retainer fees are also issued under this plan.

Our Board of Directors has delegated its administrative responsibilities under the 2007 Equity Plan to our Compensation Committee. In its capacity as plan administrator, the Compensation Committee has the authority to make awards to eligible directors, officers, advisors and consultants, and to determine what form the awards will take and the terms and conditions of the awards. Grants of equity-based or other compensation to our chief executive officer must also be approved by the independent members of our Board.

Our Compensation Committee recently retained Watson Wyatt Group, an outside compensation consulting firm, to provide our Compensation Committee with relevant market data concerning the marketplace, our peer group and other compensation developments. Our Compensation Committee has the authority to replace Watson Wyatt or hire additional consultants at any time. Our Manager’s parent company, CIT Group Inc., uses Watson Wyatt for compensation consulting services. Our Compensation Committee has not yet adopted a formal equity compensation program for 2008.

Restricted Stock Granted at IPO

Our named executive officers each received a grant of time-based restricted stock that vests on the third anniversary of our initial public offering, or June 27, 2010. See ‘‘Grants of Plan-Based Awards’’ table. The number of restricted shares granted was determined by our Manager and was approved prior to our initial public offering by our then-sole stockholder, CIT Real Estate Holding Corporation, and our then-sole director, Flint D. Besecker.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this annual proxy statement.

Submitted by our Compensation Committee
J. Rainer Twiford (Chairman) Gerald E. Bisbee, Jr., Ph.D. Alexandra Lebenthal

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our named executive officers by us in 2007.

Name And Principal Position	Year	Stock Awards(1) ($)	Total ($)
F. Scott Kellman	2007	$75,719	$75,719
Chief Executive Officer, President
Robert O’Neill	2007	$18,930	$18,930
Chief Financial Officer, Treasurer
Michael P. McDugall	2007	$32,811	$32,811
Chief Investment Officer

(1)	Amounts recognized by the Company for financial statement reporting purposes in the fiscal year ended December 31, 2007 in accordance with FAS 123R. See Footnote 10 to our Consolidated Financial Statements in our Annual Report on Form 10-K. In accordance with SEC rules, estimates of forfeitures related to service-based conditions have been disregarded. Represents restricted stock awards made to our named executive officers at the time of our initial public offering that will all vest on the third anniversary of our initial public offering (June 27, 2010).

Grants of Plan-Based Awards

The following table sets forth information about awards granted to our named executive officers by us during the fiscal year ended December 31, 2007.

Names (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Market Price on Grant Date ($/Sh)(1) (h)	Grant Date Fair Value of Stock and Option Awards ($) (i)
F. Scott Kellman	6/27/07	40,000	$13.76	$550,400
Robert O’Neill	6/27/07	10,000	$13.76	$137,600
Michael P. McDugall	6/27/07	17,333	$13.76	$238,502

(1)	The closing sales price on June 27, 2007, the date of the closing of our initial public offering.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to all outstanding Care equity awards held by each named executive officer at the end of the fiscal year ended December 31, 2007.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
F. Scott Kellman	40,000	$429,600
Robert O’Neill	10,000	$107,400
Michael P. McDugall	17,333	$186,156

(1)	Includes restricted stock awards granted in June 2007, which fully vest on June 27, 2010.
(2)	Based on the closing price of our common stock on the last business day of the fiscal year ended December 31, 2007 – $10.74.

Option Exercises and Stock Vested

No Care stock options were exercised and no Care restricted shares vested during the fiscal year ended December 31, 2007.

Pension Benefits

Our named executive officers received no benefits in fiscal year 2007 from us under defined pension or defined contribution plans.

Nonqualified Deferred Compensation

Our Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

Our named executive officers are employees of our Manager and therefore we generally have no obligation to pay them any form of compensation upon their termination of employment, except with respect to the restricted stock award agreements entered into between such named executive officers and our Company at the time of our initial public offering.

The restricted stock award agreements provide that any unvested portion of the award shall be immediately and irrevocably forfeited upon a termination of the employment of the named executive officer by the Manager; however, a termination of employment due to such officer’s death, disability, retirement or due to a reduction in force shall not be deemed a termination that would result in a forfeiture, and, in those cases, any unvested portion of the restricted stock award would become vested. ‘‘Disability,’’ ‘‘retirement,’’ and ‘‘reduction in force’’ are each defined in the restricted stock award agreement.

In addition, the restricted stock award agreements provide that any ‘‘change in control’’ (as such term is defined in our 2007 Equity Plan) shall result in immediate vesting of any unvested portion of the restricted stock awards, effective as of the date of such change in control.

In the event any of our named executive officers were terminated from employment from our Manager on December 31, 2007, and such termination was not in connection with a ‘‘disability,’’ ‘‘retirement,’’ or ‘‘reduction in force,’’ then each of our named executive officers would forfeit all of the shares restricted stock granted to them at the time of our initial public offering. See the ‘‘Grants of Plan-Based Awards’’ table above.

In the event any of our named executive officers were terminated from employment from our Manager on December 31, 2007, in a termination connected with a disability, retirement or reduction in force, or we experienced a ‘‘change in control’’ on December 31, 2007, then each of our named executive officers would have immediately vested in all of the shares of restricted stock granted to them at the time of our initial public offering, and they would have realized the values included in the ‘‘Outstanding Equity at Fiscal Year End’’ table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock, as of April 15, 2008, for (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (2) each of our nominees for director, (3) each of our named executive officers who is not a director and (4) our nominees for director and named executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the business address for each beneficial owner listed below shall be c/o Care Investment Trust Inc., 505 Fifth Avenue, 6th Floor, New York, New York 10017.

Name	Amount And Nature of Beneficial Ownership of Common Stock	Percent of Total(1)
CIT Group Inc.(2) 505 5th Avenue, 6th Floor New York, New York 10017	7,589,040	36.0%
GoldenTree Asset Management LP(3) 300 Park Avenue, 21st Floor New York, New York 10022	5,989,401	28.5%
SAB Capital Management, L.P.(4) 767 Fifth Avenue, 21st Floor New York, New York 10153	2,950,000	14.0%
F. Scott Kellman(5)	40,000	*
Flint D. Besecker(6)	47,000	*
Michael P. McDugall(7)	17,333	*
Robert O’Neill(7)	10,000	*
Salvatore V. Riso Jr.	0	*
Gerald E. Bisbee, Jr. Ph.D.(8)	8,890	*
Kirk E. Gorman(8)	11,390	*
Alexandra Lebenthal(8)	6,390	*
Walter J. Owens	0	*
Karen P. Robards(8)	9,390	*
J. Rainer Twiford(8)	6,390	*
All Director Nominees and Executive Officers as a Group (11 Persons)	156,783	*

(1)	As of April 15, 2008, 21,046,323 shares of common stock were outstanding.
(2)	In a Schedule 13D filed on July 9, 2007, CIT Real Estate Holding Corporation and CIT Healthcare LLC, each located at 505 Fifth Avenue, 6th Floor, New York, New York 10017, were deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, to hold shared voting and dispositive power over 6,981,350 and 607,690 shares of our common stock, respectively. By virtue of its 100% ownership of CIT Real Estate Holding Corporation and CIT Healthcare LLC, CIT Group Inc. was deemed to have shared voting and dispositive power over 7,598,040 shares of our common stock.

(3)	In a Schedule 13G filed on February 14, 2008, GoldenTree Asset Management LP was deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, to hold shared voting and dispositive power over 5,989,401 shares of our common stock. By virtue of serving as the general partner of GoldenTree Asset Management LP, GoldenTree Asset Management LLC was deemed to have shared voting and dispositive power over the shares held by GoldenTree Asset Management LP. Likewise, Mr. Steven A. Tananbaum, by virtue of serving as managing member to GoldenTree Asset Management LLC, was deemed to have shared voting and dispositive power over the shares held by GoldenTree Asset Management LP.
(4)	In a Schedule 13G filed on February 14, 2008, SAB Capital Partners, L.P., SAB Capital Partners II, L.P., and SAB Overseas Master Fund, L.P., each located at 767 Fifth Avenue, 21st Floor, New York, New York 10153, were deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, to hold shared voting and dispositive power over 2,031,252, 46,948 and 871,800 shares of our common stock, respectively. By virtue of serving as the general partner of each of the above companies, SAB Capital Advisors, L.L.C. was deemed to hold shared voting and dispositive power over 2,950,000 shares of our common stock. By virtue of serving as investment manager to each of the above companies, SAB Capital Management, L.P. was deemed to hold shared voting and dispositive power over 2,950,000 shares of our common stock. By virtue of serving as the general partner of SAB Capital Management, L.P., SAB Capital Management L.L.C. was deemed to have shared voting and dispositive power over 2,950,000 shares our common stock. By virtue of serving as the managing member of each of SAB Capital Management, L.P. and SAB Capital Management, L.L.C., Mr. Scott A. Bommer was deemed to have shared voting and dispositive power over 2,950,000 shares of our common stock.
(5)	In April 2008 Mr. Kellman received an award of 35,000 restricted stock units. 50% of the award will vest on April 8, 2011 and the remaining 50% will vest on April 8, 2012. Mr. Kellman does not have voting or dispositive power over these shares until he vests in the award, or until certain events relating to termination or change in control are triggered which may accelerate vesting. The award of 35,000 restricted stock units is therefore not included in Mr. Kellman’s beneficial ownership total in the table above. The 40,000 shares listed in the table above represent 40,000 shares of restricted stock granted to Mr. Kellman at the time of our initial public offering, all of which vest on the third anniversary of the date of our initial public offering.
(6)	In April 2008 Mr. Besecker received a grant of 17,000 shares of restricted stock, which is expected to replace the 30,000 shares of restricted stock awarded to Mr. Besecker under our 2007 Equity Plan upon the consummation of our initial public offering on June 27, 2007. Mr. Besecker will forfeit the 30,000 shares of restricted stock once his resignation as president of our Manager becomes effective on May 1, 2008. The new grant of 17,000 shares of restricted stock will vest on June 27, 2010.
(7)	Represents shares of restricted stock that were granted at the time of our initial public offering (June 27, 2007), all of which vest on the third anniversary of the date of our initial public offering.
(8)	Includes 3,000 shares of restricted stock that were granted at the time of our initial public offering (June 27, 2007) and vest ratably over the three (3) years from the date of our initial public offering.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were filed on a timely basis, except for the following: each of Mr. Bisbee, Mr. Gorman, Ms. Lebenthal, Ms. Robards and Mr. Twiford filed one (1) late report with respect to one (1) transaction (the receipt of the stock component of the director’s quarterly installment of their annual retainer) that took place during the fiscal year ended December 31, 2007.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2007, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	$0	$0	1,264,397
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	$0	$0	1,264,397

(1)	Represents shares available for issuance under both our 2007 Equity Plan (546,452 as of December 31, 2007) through which we may grant equity awards to our directors, officers and to our advisors and consultants (which may include employees of our Manager and its affiliates), and our 2007 Manager Equity Plan (717,945 as of December 31, 2007) through which we may grant equity awards to our Manager.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

It is the policy of our Board of Directors that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding stock) had or will have a direct or indirect material interest) shall be subject to approval or ratification by the Audit Committee in accordance with the following procedures.

Each party to a potential related party transaction is responsible for notifying our Manager’s legal department of the potential related person transaction in which such person or any immediate family member of such person may be directly or indirectly involved as soon as he or she becomes aware of such transaction. Our Manager’s legal department will determine whether the transaction should be submitted to the Audit Committee for consideration. The Audit Committee will then review the material facts of the transaction and either approve or disapprove of the entry into such transaction.

Management Agreement

In connection with our initial public offering, we entered into a management agreement with our Manager. The management agreement provides for a term through June 30, 2010 with automatic one-year extension options and is subject to certain termination rights. Pursuant to the management agreement, we have agreed to pay our Manager a base management fee monthly in arrears in an amount equal to 1/12 of 1.75% of our equity. For purposes of calculating the base management fee, our equity equals the month-end value, computed in accordance with generally accepted accounting principles, of our stockholder’s equity, adjusted to exclude the effect of any unrealized gains, losses or other items that do not affect realized net income. Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and employees provided to us who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

We incurred base management fees to our Manager under the management agreement in an aggregate amount of $2,625,365 during the year ended December 31, 2007.

Our Manager will be entitled to receive a quarterly incentive fee pursuant to the terms of the management agreement. The purpose of the incentive fee is to provide an additional incentive for our Manager to achieve targeted levels of funds from operations and to increase our stockholder value. The quarterly incentive fee is payable in arrears and in an amount equal to the product of 25% of the dollar amount by which our funds from operations (after the base management fee, and after any net capital gains for the quarter) exceed an amount equal to the weighted average of the price per share of our common stock issued in all our offerings, multiplied by the greater of 2.25% and 0.75% plus one-fourth of the 10-year U.S. treasury rate (as defined in the management agreement) for such quarter, multiplied by the weighted average number of shares of our common stock outstanding during such quarter. We did not pay our Manager any incentive fees for the year ended December 31, 2007.

Care’s Interests in CIT Healthcare Investments

On June 27, 2007, we closed on the purchase from our Manager of $283.1 million of mortgage loans as part of our initial assets obtained upon close of our initial public offering (‘‘IPO’’).

Purchases of Common Stock

In connection with our incorporation, CIT Group Inc. purchased 1,725,000 shares of our common stock for $25,875,000, or $15.00 per share, as part of our initial capitalization. The purchase price represented the estimated fair value of such shares at the time of formation. In addition, our Manager received 5,256,250 shares of our common stock as partial consideration for the initial assets purchased by Care upon consummation of our IPO, at $15.00 per share, as well as 607,690 shares of common stock upon consummation of our IPO.

Registration Rights Agreement

In connection with the issuance of shares of our common stock to our Manager and CIT Real Estate Holding Corporation, we entered into a registration rights agreement with our Manager and CIT Real Estate Holding Corporation with regard to (i) the shares of common stock issued to CIT Real Estate Holding Corporation as partial consideration for the initial assets contributed to us upon consummation of this offering, (ii) shares of common stock granted to our Manager under our Manager Equity Plan, and (iii) any shares of common stock which our Manager may receive from us as a part of its incentive fee under our management agreement or otherwise. Pursuant to such registration rights agreement, we have granted to our Manager and CIT Real Estate Holding Corporation demand registration rights to have their shares registered for sale no more than once in any six month period and the right to ‘‘piggy-back’’ their shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager. Notwithstanding the foregoing, any registration will be subject to cutback provisions and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as ‘‘blackout periods.’’

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of Bank of New York-Mellon at an aggregate estimated cost of $4,500 plus out-of-pocket expenses.

Shareholder Proposals

Proposals for Inclusion in the Proxy Statement.    Under the rules of the SEC, if a stockholder wants to include a proposal for consideration in our proxy statement and proxy card at our 2009 annual meeting of stockholders, the proposal must be received at our executive offices located at Care Investment Trust Inc., 505 Fifth Avenue, 9th Floor, New York, New York 10017, Attn: Torey Riso, Secretary and Chief Compliance Officer no later than 5:00 p.m., Eastern Time, on February 3, 2009 and no earlier than January 4, 2009.

Proposals to be Offered at an Annual Meeting.    Under our amended and restated bylaws, and as permitted by the rules of the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting if such matter is not intended to be considered for inclusion in the proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing by certified mail to the Secretary of the company at our executive offices located at Care Investment Trust Inc., 505 Fifth Avenue, 9th Floor, New York, New York 10017, Attn: Torey Riso, Secretary and Chief Compliance Officer. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2009 Annual Meeting no later than 120 days in advance of the anniversary of the 2008 Annual Meeting and no earlier than 150 days in advance of such date. In addition, nominations for a non-incumbent director must be accompanied by information concerning the proposed nominee, including such information as is required by the Company’s amended and restated bylaws and the proxy rules under the SEC.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be ‘‘householding’’ our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be ‘‘householding’’ communications to your address, ‘‘householding’’ will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in ‘‘householding’’ and would prefer to receive a separate proxy statement and annual report, please notify us, by directing your written request to: Care Investment Trust Inc., 505 Fifth Avenue, 9th Floor, New York, New York 10017, Attn: Torey Riso, Secretary and Chief Compliance Officer, Phone Number (212) 771-9516. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request ‘‘householding’’ of their communications should contact their broker as specified above.

Other Matters

Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of our Board of Directors
/s/ TOREY RISO Torey Riso Secretary and Chief Compliance Officer

New York, New York
April 29, 2008

Appendix A

DEFINITION OF INDEPENDENT DIRECTOR

For purposes of this definition, ‘‘immediate family member’’ shall include a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

A director shall be an ‘‘independent director’’ if such director:

1.	is affirmatively determined by the Board, after consideration of all relevant facts and circumstances, as having no material relationship with Care[1] (either directly or as a partner, shareholder or officer of an organization that has a relationship with Care);

2.	is not currently, and has not at any time during the prior three years been, an employee of Care or any of its affiliates;

3.	does not have an immediate family member who is, or has been in the prior three years, an executive officer of Care or any of its affiliates;

4.	does not receive compensation, directly or indirectly, from Care for services rendered as a consultant or in any capacity other than a director, except for an amount that does not exceed the dollar amount (currently $120,000) for which disclosure would be required under Item 404(a) of Regulation S-K, and does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K;

5.	does not receive, and no immediate family member of such director receives, and has not at any time during the prior three years received, more than $100,000 during any twelve-month period in direct compensation from Care or any of its affiliates, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

6.	is not affiliated with or employed by, and no member of such director’s immediate family is affiliated with or employed by, and has not within the prior three years been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Care or any of its consolidated subsidiaries;

7.	is not employed, and no immediate family member of such director is employed, and has not within the prior three years been employed as an executive officer of another company where any of Care’s present executives serves on that company’s compensation committee;

8.	is not an executive officer or an employee, and no immediate family member of such director is an executive officer, of another company (A) that has made payments to Care in an amount which, in any of the last three fiscal years, accounts for at least 2% or $1 million, whichever is greater, of Care’s consolidated gross revenues, or (B) that has received payments from Care in an amount which, in any of the last three fiscal years, accounts for at least 2% or $1 million, whichever is greater, of such other company’s consolidated gross revenues;

9.	is not a former employee of Care who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

10.	has never been an officer of Care; and

11.	does not receive remuneration from Care, either directly or indirectly, in any capacity other than as a director, as such is more fully described in 26 CFR §1.162-27.

[1]	For purposes of determining independence, all references to Care shall mean Care Investment Trust Inc. and each of its consolidated subsidiaries, if any.

A-1

☒	Votes must be indicated (x) in Black or Blue ink.	CARE INVESTMENT TRUST INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.						Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.	Directors’ proposal - Election of directors:	For All ☐	Withhold All ☐	For All Except ☐	2.	Directors’ proposal - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees: 01 Flint D. Besecker 02 Gerald E. Bisbee, Jr. Ph.D. 03 Kirk E. Gorman 04 Alexandra Lebenthal 05 Walter J. Owens 06 Karen P. Robards 07 J. Rainer Twiford

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)				PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

*Exceptions

	Signature		Signature			Date
Please sign this proxy card and return it promptly, whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

Ù FOLD AND DETACH HERE Ù

CARE INVESTMENT TRUST INC.
ANNUAL MEETING OF SHAREHOLDERS
JUNE 3, 2008
This proxy card is solicited on behalf of
the Board of Directors for the Annual Meeting of Shareholders on June 3, 2008.

The undersigned hereby appoints F. Scott Kellman, Robert O’Neill and Torey Riso, and each of them, as proxies, with full power of substitution, to vote all of the undersigned’s shares of Care Investment Trust Inc. Common Stock (Common Stock) at the Annual Meeting of Shareholders to be held on Tuesday, June 3, 2008, at 10:00 a.m. (EDT) at CIT Global Headquarters, 505 Fifth Avenue, Seventh Floor Room C/D, New York, New York 10017, and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any direction indicated on the reverse side of this card. The shares of Common Stock you beneficially own will be voted as you specify. If no directions are given, the proxies will vote FOR Proposals 1 and 2. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable or unwilling to serve, and (ii) on any other matter that may properly come before the meeting.

Your vote for the election of Directors should be indicated on the reverse side of this proxy card. Nominees for directors are: Flint D. Besecker, Gerald E. Bisbee, Jr. Ph.D., Kirk E. Gorman, Alexandra Lebenthal, Walter J. Owens, Karen P. Robards and J. Rainer Twiford. Your vote on the ratification of the independent registered public accounting firm should also be indicated on the reverse.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù